UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2009
AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	1-08789 (Commission File Number)	94-2918118 (IRS Employer Identification No.)
Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices)
Registrant’s telephone number, including area code 415-788-5300
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 27, 2009, the Company issued a press release announcing it has entered into an agreement with Smilow Cancer Hospital at Yale-New Haven for a Leksell Gamma Knife® Perfexion™. The full text of the press release is furnished as Exhibit 99.1. The Company does not intend for this exhibit to be incorporated by reference into future filings under the Securities Exchange Act of 1934.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit 99.1 — Yale Perfexion press release dated May 27, 2009
     The information in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other documents or reports with the SEC, through press releases or through other public disclosures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date: May 27, 2009	By:	/s/ Ernest A. Bates, M.D.
		Name:	Ernest A. Bates, M.D.
		Title:	Chairman and CEO